EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 7, 2004 relating to the consolidated financial statements of Parametric Technology Corporation, which appears in Parametric Technology Corporation’s Annual Report on Form 10-K for the year ended September 30, 2004.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 20, 2005